Exhibit 10.33
McAFEE, INC.
Amendment of Stock Options
     By electing to amend your discount options, the outstanding Stock Option Agreements (the “Agreements”) related to grants number 32125 and 31443 under the McAfee, Inc. (the “Company”) 1997 Stock Incentive Plan and the Networks Associates, Inc. 2000 Nonstatutory Stock Option Plan (the “Plans”) by and between the Company and William Kerrigan (“Optionee”) are hereby amended as follows:
     Unless otherwise defined herein, initially capitalized terms shall have the same meanings as defined in the Plan.
     1. Effective Date. This Amendment of Stock Options and Election to Amend Stock Options (“Amendment”) is effective as of November 13, 2007 (the “Effective Date”).
     2. Amendments to Exercise Price Per Share.
(a)	The exercise price of the options which vest January 1, 2005 or later, to purchase 21,876 shares of Company common stock under grant number 32125 is hereby increased to $16.75 per share; and

(b)	The exercise price of the options which vest January 1, 2005 or later, to purchase 5,002 shares of Company common stock under grant number 31443 is hereby increased to $15.26 per share.
     3. Extension of Exercisability Period. The options granted under the Agreements shall remain exercisable until the date that is 90 days after the Company first becomes no longer subject to a blackout with respect to its stock after the Effective Date of this Agreement; provided, however, that in no event shall such options be exercisable beyond the earlier of: (a) 10 years from the option’s date of grant, (b) the original expiration of the option’s term, or (c) December 31, 2008.
     4. Option Agreements. To the extent not expressly amended hereby, the Agreements remain in full force and effect.
     5. Entire Agreement. This Amendment, taken together with the Agreements (to the extent not expressly amended hereby), and any duly authorized written or electronic agreement entered into by and between the Company and Optionee relating to the stock option grants evidenced by the Agreements, represent the entire agreement of the parties, supersede any and all previous contracts, arrangements or understandings between the parties with respect to the stock option grants evidenced by the Agreements, and may be amended at any time only by mutual written agreement of the parties hereto.
     This Amendment must be properly completed and signed by you and delivered to Stephen R. Thompkins at McAfee, Inc., 5000 Headquarters Drive, Plano, Texas, 75024.

     IN WITNESS WHEREOF, this instrument is effective as of the Effective Date.

McAFEE, INC.	OPTIONEE

/s/ Stephen R. Thompkins	/s/ William Kerrigan

Signature	Signature

Stephen R. Thompkins	William Kerrigan
Vice President & Deputy General Counsel

Signed: November 19, 2007